UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 27, 2009

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

225 South Main Avenue, Sioux Falls, SD		57104
(Address of principal executive office)		(ZIP Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.

On February 27, 2009, the following executive officers (collectively, “Covered Persons”) of HF Financial Corp. (the “Company”) established separate stock sale plans (each a “Rule 10b5-1 Plan”) pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934 (“Rule 10b5-1”) and the Company’s insider trading policies:

•                  Darrel L. Posegate, Executive Vice President, CFO & Treasurer of the Company

•                  David A. Brown, Senior Vice President/Community Banking of Home Federal Bank

•                  Brent R. Olthoff, Senior Vice President, CFO & Treasurer of Home Federal Bank

•                  Natalie A. Sundvold, Senior Vice President/Service & Support of Home Federal Bank

•                  Michael Westberg, Senior Vice President/Corporate Strategy

•                  Mary F. Hitzemann, Senior Vice President/Human Resources

Rule 10b5-1 permits individuals who are not in possession of material nonpublic information to establish written, prearranged plans to buy or sell shares of the Company’s common stock (“Common Stock”).

Throughout fiscal 2009 and 2010, restricted stock grants that were made to Covered Persons will vest.  These grants were made in fiscal 2005, 2006, 2007, 2008 and 2009 under the Company’s Long-Term Incentive Plan.  Under the Rule 10b5-1 Plans, Covered Persons will sell shares of Common Stock in an approximate amount necessary to pay taxes due upon vesting of such restricted stock grants.  Each Rule 10b5-1 Plan sets forth a specified amount, time and price for any sale of Common Stock.  The Rule 10b5-1 Plans terminate on February 26, 2010.

To the extent required by applicable securities laws, transactions by the Covered Persons pursuant his or her respective Rule 10b5-1 Plan will be disclosed publicly in filings with the Securities and Exchange Commission.

Approximately 6,445 shares of Common Stock will be sold by Covered Persons pursuant to the Rule 10b5-1 Plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	March 5, 2009	by	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President And Chief Executive Officer
(Duly Authorized Officer)

Date:	March 5, 2009	by	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)